Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Omnibus Incentive Plan and the 2018 Stock Option and Grant Plan of Renovacor, Inc. of our report dated June 3, 2021 with respect to the financial statements of Renovacor, Inc. included in the Registration Statement (Form S-1 No. 333-260299) and the related Prospectus of Renovacor, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

November 12, 2021